UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.  20549



                            FORM 8-K

                         Current Report

                Pursuant to Section 13 or 15 (d)

             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 31, 1997
                                                  (December 21, 1997)


                    HOMESTAKE MINING COMPANY
     (Exact name of Registrant as specified in its charter)



     Delaware               1-8736              94-2934609
  (State or other        (Commission         (I.R.S. Employer
  jurisdiction of        File Number)     Identification Number)
  incorporation)





650 California Street, San Francisco, California      94108-2788
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (415) 981-8150
                                          http://www.homestake.com

Item 5.   Other Events.

     On December 21, 1997 the Registrant announced an agreement to acquire Plutonic Resources Limited ("Plutonic"), an Australian gold producer, for approximately $640 million in stock.
Homestake expects to issue approximately 64.3 million shares to acquire Plutonic (0.34 of a Homestake common share for each Plutonic ordinary share), creating the third largest North American-based gold producer. Following the combination, Homestake's Australian operations will be the second largest in that country with substantial potential for future increases in reserves and mineralized material. After the transaction, Homestake will have 18 mines (10 underground, 8 surface) in four countries. Homestake's 1998 Australian gold production is expected to be 850,000 ounces, or approximately 35 percent of the Company's total production, growing to 1 million ounces and 40 percent, respectively, in 1999.

The transaction has been approved unanimously by the Boards of both companies and is expected to close in April 1998. The transaction is subject to approval by shareholders of both companies, qualification as a pooling of interests and certain other conditions. It will be accounted for as a pooling of interests and will be completed as a Scheme of Arrangement in Australia.

CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     Statements in this report contain forward looking statements. The purpose of this cautionary statement is to identify certain important factors and assumptions on which such forward looking statements may be based or which could cause actual results to differ materially from those expressed in the forward looking statements.

     Estimates of Production. Production estimates are derived from annual mining plans of Homestake and Plutonic that have been developed based on, among other things, mining experience, reserve estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of metallurgical characteristics), and estimated rates and costs of production. Actual production may vary from estimates for a variety of reasons, including risks and hazards of the type discussed above, and actual ore mined varying from estimates of grade and characteristics, mining dilution, strikes and other actions by labor at unionized locations, and other factors.

     Reserves. Ore reserves reflect estimated quantities and grades of gold in in-situ deposits and in stockpiles of mined material that Homestake and Plutonic believe can be mined and sold at prices sufficient to recover the estimated future cash costs of production, remaining investment, and anticipated additional capital expenditures. Estimates of costs of production are based on current and projected costs taking into account past experience and expectations as to the future. Estimated mining dilution is factored into reserve calculations.

                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated:   December 31, 1997



                              HOMESTAKE MINING COMPANY
                                    (Registrant)



                              By   /s/David W. Peat
                                   David W. Peat
                                   Vice President and Controller